Exhibit 99.1

Stanley Black & Decker Announces Agreement to Sell Excel Industries to Bad Boy Mowers

Transaction Further Refines the Company’s Portfolio to Focus on Growing Its Biggest Brands and Businesses

New Britain, Connecticut, September 4, 2026 — Stanley Black & Decker (NYSE: SWK) today announced that it has entered into a definitive agreement to sell its Excel Industries (“Excel”) business to Bad Boy Mowers. Excel, which is primarily made up of the professional-grade, gas-powered, ride-on and zero-turn mowers under the Hustler® brand, is expected to generate FY 2026 revenue of approximately $300 million.

Chris Nelson, Stanley Black & Decker’s President & CEO, commented, “The sale of Excel further refines our portfolio and unlocks greater shareholder value by concentrating resources on the areas where we see the most compelling opportunities to grow and win.

We remain committed to growing our Outdoor business through innovation and our strong family of brands, including Cub Cadet, Dewalt, Craftsman, Troy-Bilt, and Black+Decker. We are excited about the high-growth opportunities presented in electric outdoor products, and we will continue to thoughtfully invest in high-performance, residential ride-on and zero-turn mowers. We are confident in our plans to drive organic growth and margin expansion across this portion of our business.”

Bill Beck, President, Tools & Outdoor, Stanley Black & Decker, stated, “Our Outdoor business and brands remain a strong asset, with meaningful value and opportunity ahead. As we take this next step, I want to recognize and thank our Excel team members for their exceptional dedication, hard work, and valuable contributions. Because of their efforts, the business has strong momentum and is well positioned for the future.”

“We are excited to welcome Hustler and its talented team to the Bad Boy family,” said Peter Ballantyne, CEO of Bad Boy Mowers. “We have tremendous respect for the business and the team that has built it over many decades. We look forward to supporting Hustler’s continued success as a leader in professional grade mowers.”

The transaction is subject to regulatory approval and other customary closing conditions. The Company does not expect the transaction to be dilutive to adjusted EPS. Until the transaction closes, the results of Excel will remain in continuing operations and will not be reclassified as discontinued operations.

BofA Securities, Inc. is acting as financial advisor and Cravath, Swaine & Moore LLP is acting as external legal counsel to Stanley Black & Decker.

About Excel Industries

Excel is a leading designer and manufacturer of premium commercial and residential turf-care equipment under the distinct brand of Hustler Turf Equipment (Hustler). Excel serves an extensive network of independent equipment dealer outlets that stock, sell, and service Hustler products in the United States and Canada. Excel has a strong legacy of innovation and launched the first hydrostatic zero-turn mower in 1964. Excel is located in Hesston, Kansas.

About Stanley Black & Decker

Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company’s approximately 41,000 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company’s world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

Investor Contacts

Michael Wherley	Christina Francis
Vice President, Investor Relations	Senior Director, Investor Relations
michael.wherley@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contact

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com

(203) 640-8054

Cautionary Note Regarding Forward-Looking Statements

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections, proceeds or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements made in this press release include, but are not limited to, statements concerning: consummation of the transaction described herein; the Company’s ability to maximize value to shareholders through active portfolio management and capital allocation; the Company’s capital allocation strategy; and the expected impact of the transaction on adjusted EPS.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to realize the expected benefits of the Company’s value creation and capital allocation strategies or the expected impact of the transaction on adjusted EPS.

Forward-looking statements made herein are also subject to risks and uncertainties described in Stanley Black & Decker’s 2025 Annual Report on Form 10-K, its subsequently filed Quarterly Reports on Form 10-Q, and other filings Stanley Black & Decker makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. Stanley Black & Decker makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.